                                                                EXHIBIT 4.10
                                                                     [Wallin]

                             SUBSCRIPTION AGREEMENT AND
                                 INVESTMENT LETTER


GalaGen Inc.
1275 Red Fox Road
MS - 7420
Arden Hills, Minnesota 55112-6943


Gentlemen:

       The undersigned hereby subscribes for and offers to purchase from GalaGen Inc., a Delaware corporation (the "Company"), 200,000 shares of Common Stock of the Company, par value $.01 per share (the "Shares"). The undersigned further understands that the offering is being made without registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

       1. PURCHASE PRICE. Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribes for the Shares for an aggregate purchase price of $300,000, which amount is payable as described in Section 4 hereof.

       2. ACCEPTANCE OF SUBSCRIPTION AND ISSUANCE OF SHARES. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3 hereof. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Shares to any person who is a resident of a jurisdiction in which the issuance of Shares to such person would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction (collectively referred to as the "State Securities Laws").

       3. THE CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place on April 20, 1999 (the "Closing Date") and at a place and at a time mutually agreed to by the Company and the undersigned.

       4. PAYMENT FOR SHARES. Payment for the Shares shall be received by the Company from the undersigned by cashier's check or wire transfer of immediately available funds at or prior to the Closing. The Company shall deliver the Shares to the undersigned at the Closing.

       5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the undersigned that:

              (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company is duly qualified as a foreign corporation to do business in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except where the failure to so qualify would not materially or adversely affect the Company, its business, assets, condition (financial or otherwise) or operations.

              (b) The Company has all requisite authority to enter into this Agreement and the Registration Rights Agreement (as defined in
       Section 17) and to perform all the obligations required to be performed by the Company hereunder and thereunder. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, the performance of all the Company's obligations hereunder and thereunder, and for the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing. Each of this Agreement and the Registration Rights Agreement, when executed and delivered by the Company, shall, assuming due execution and delivery by the undersigned, constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

              (c) The Shares, when issued and paid for, will represent duly authorized, validly issued and fully paid and nonassessable shares of Common Stock of the Company, free of any liens, claims or encumbrances except for restrictions on transfer imposed by state and federal securities laws and except for the liens, claims and encumbrances created by the undersigned, and the issuance of the Shares is not subject to any preemptive right or right of first refusal that has not been waived.

              (d) Assuming the accuracy of the representations and warranties of the undersigned contained in Section 6 hereof on the date hereof and on the Closing Date, the offer, issue, and sale of the Shares are exempt from the registration and prospectus delivery requirements of the Securities Act and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable State Securities Laws.

              (e) The Company has furnished to the undersigned the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998 (the "SEC Document"). The Company warrants that, as of its date (or if amended, as of the date of such amendment), the SEC Document complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 (the "1934 Act"), and the information contained in such document, as of its date, did not contain any untrue statement of a material fact, and did not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement was made, not misleading. The Company has not filed with the Securities and Exchange Commission (the "SEC") any reports under the 1934 Act since the date of the SEC Document.

              (f) The Company has, within the past twelve months, timely filed with the SEC all reports and other documents required to be so filed.

              (g) The Company is authorized to issue 40,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock. As of March 31, 1999, there were 8,983,996 shares of Common Stock and no shares of Preferred Stock outstanding. No shares of capital stock of the Company, or securities convertible into or exercisable for such capital stock, have been issued by the Company since March 31, 1999 except for issuances pursuant to the Company's equity compensation plans or pursuant to outstanding options, warrants, rights or convertible notes, in each case as disclosed in the SEC Document. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock were issued in violation of the preemptive rights, if any, of any stockholders of the Company.

              (h) There is no action, suit or proceeding pending, or, to the Company's knowledge, threatened, against the Company (a) which questions the validity of this Agreement or the ability of the Company to consummate the transactions contemplated hereby or (b) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, properties, prospects, operations, or financial condition of the Company.

              (i) To the Company's knowledge, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company relating to the voting of their respective shares other than proxies which have been or may be given in connection with the Company's annual meeting of stockholders and other than as disclosed in documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

              (j) The execution, delivery and performance of this Agreement and the Registration Rights Agreement and consummation of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the Restated

       Certificate of Incorporation, as amended, or Bylaws of the Company;
       (b) result in any breach, violation of or default or loss of a benefit under, or conflict with, or permit the acceleration of any obligation under (in each case, upon the giving of notice, the passage of time, or both) any mortgage, indenture, lease, loan agreement or other agreement or instrument, permit, franchise, license, judgment, order, decree, law, ordinance, rule or regulation applicable to the Company or its properties.

              (k) All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any federal, state or local governmental authority, required on the part of the Company in connection with the valid execution, delivery and performance of this Agreement and the Registration Rights Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby and thereby, have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis and except for filings and such other actions required to be taken pursuant to the Registration Rights Agreement after the date hereof.

              (l) Except as disclosed in or contemplated by the SEC Document and except for the repurchase from Chiron Corporation on April 1, 1999 of three warrants to purchase shares of Common Stock of the Company, the Company has not otherwise had any material change in its condition, financial or otherwise, except for changes in the ordinary course of business, consistent with past practices, none of which individually or in the aggregate has had a material adverse effect on the Company.

              (m) The Common Stock of the Company is currently listed on the Nasdaq National Market and shall continue to be listed on either the Nasdaq National Market or The Nasdaq SmallCap Market.

              (n) No representation or warranty by the Company in this Agreement, and no statement by an officer of the Company contained in any document, certificate or other writing furnished to the undersigned in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements herein or therein not misleading in light of the circumstances in which they are made.

       6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERSIGNED. The undersigned hereby represents and warrants to and covenants with the Company that:

              (a)    GENERAL:

                     (i) The undersigned has all requisite authority to enter into this Agreement and the Registration Rights Agreement and to perform all the obligations required to be performed by the undersigned hereunder and thereunder. Each of this Agreement and the Registration Rights Agreement, when executed and delivered by the undersigned, shall, assuming due execution and delivery by the Company, constitute a valid and legally binding obligation of the undersigned enforceable in accordance with its terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                     (ii) The undersigned is a resident of or is domiciled in the state or other jurisdiction set forth on the signature page hereto and is not acquiring the Shares as an agent or otherwise for any other person.

              (b)    INFORMATION CONCERNING THE COMPANY:

                     (i) The undersigned realizes that purchase of the Shares is a speculative investment, and that the economic benefits which may be derived therefrom are uncertain. In determining whether or not to make an investment in the Company, the undersigned has relied solely upon the written materials provided to the undersigned by the Company, receipt of which is hereby acknowledged, and upon independent investigations made by the undersigned and the undersigned's representatives.

                     (ii) The opportunity has been made available to the undersigned to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the Shares and to review the Company's material books and records.

                     (iii) The undersigned understands that no federal or state agency has passed upon the Shares or made any finding or determination concerning the fairness or advisability of this investment.

              (c)    STATUS OF UNDERSIGNED:

                     (i) The undersigned, if an individual, has attained the age of majority (as established in the undersigned's state of residence), and, in any event, is under no disability with respect to entering into a contractual relationship with the Company and in executing this Agreement.

                     (ii) The undersigned has such knowledge, skill and experience in business, financial and investment matters so that the undersigned is capable of evaluating the merits and risks of an investment in the Shares. To the extent necessary, the undersigned has retained, at the undersigned's own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and of owning the Shares.

                     (iii) The undersigned is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Shares. The undersigned acknowledges that the undersigned has completed
              Part I, the Subscriber Information questionnaire, and Part II, the Accreditation Criteria questionnaire, previously provided to the undersigned and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof.

                     (iv) The information presented and statements made by the undersigned in the questionnaire referred to in Section 6(c)(iii) completed and delivered by the undersigned and returned to the Company with this Agreement, and any additional information supplied by the undersigned at the Company's request relating to the undersigned's income, net worth, investment experience or other matters, are complete and accurate as of this date and may be relied upon by the Company in determining whether to accept this offer.

                     (v) The undersigned's commitment to investments that are not readily marketable is not disproportionate to the undersigned's net worth, and an investment in the Shares will not cause such commitment to become excessive. The undersigned has adequate means of providing for the undersigned's current needs and contingencies and has no need for liquidity with respect to the undersigned's investment in the Shares, and can withstand a complete loss of such investment in the Shares.

              (d)    RESTRICTIONS ON TRANSFER OR SALE OF SHARES:

                     (i) The undersigned is acquiring the Shares for the undersigned's own account for investment purposes and not with a view to or for resale in connection with any distribution thereof. The undersigned understands that the Shares have not been registered under the Securities Act, or any State Securities Laws, in reliance on exemptions from registration which depend, in part, on the undersigned's investment intention; and, accordingly, the truth and accuracy of the foregoing representation will be relied upon by the Company to establish such exemptions. The undersigned acknowledges that the Company is not required to recognize any transfer of the Shares unless, in the opinion of counsel to the Company, such transfer would not result in a violation of any federal or state law regarding the offer and sale of securities and unless the other restrictions on transfer set forth in the Shares are complied with.

                     (ii) The undersigned understands that the Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the undersigned understands that the Company has no obligation or intention to register any of the Shares (except for the registration rights referred to in Section 18 hereof), or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the undersigned understands that, under the SEC's rules and until the Shares are registered for sale under the Securities Act, the undersigned may dispose of the Shares principally only in "private placements" which are exempt from registration under the Securities Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the undersigned. As a consequence, the undersigned understands that the undersigned must bear the economic risks of the investment in the Shares for an indefinite period of time.

                     (iii) The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares, as applicable, under the Securities Act and all applicable State Securities Laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificate(s) for the Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Company and any transfer agent for the Shares shall not be required to give effect to any purported transfer of such Shares except upon compliance with the foregoing restrictions.

                     (iv) The undersigned has not offered or sold any portion of the undersigned's Shares.

                     (v) The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering and to return the previously paid subscription price of the Shares, without interest thereon, to the undersigned.

                     (vi) The undersigned has not used any person as a "Purchaser Representative" within the meaning of SEC Regulation D to represent it in determining whether it should purchase the Shares.

       7.     CONDITIONS TO CLOSING.

              (a) CONDITIONS TO OBLIGATIONS OF THE UNDERSIGNED. The undersigned's obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived by the undersigned:

                     (i) The representations and warranties made by the Company in Section 5 hereof shall be true and correct in all respects on the date of the Closing with the same force and effect as if they had been made on and as of said date; and the Company shall have performed and complied with all obligations, agreements and conditions herein required to be performed by it on or prior to the Closing.

                     (ii) All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the undersigned, and the undersigned shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                     (iii) All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis, and except for filings and other actions required to be taken pursuant to the Registration Rights Agreement after the date hereof. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the undersigned and the Company are subject.

                     (iv) No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction.

                     (v) The Company shall have delivered to the undersigned a Certificate, executed by the President of the Company, dated the Closing Date, certifying to (i) the fulfillment of the conditions specified in subparagraphs (i) and (iv) of this Section 8 and (ii) the incumbency of the officers of the

              Company executing this Agreement and the other instruments delivered by the Company upon the Closing.

              (b) CONDITIONS TO OBLIGATIONS OF THE COMPANY. In addition to, and not in limitation of, the Company's rights set forth in Section 2 hereof, the Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment, on or prior to the Closing, of the following conditions, any of which may be waived by the Company:

                     (i) The representations and warranties made by the undersigned in Section 6 hereof shall be true and correct in all respects on the date of the Closing with the same force and effect as if they had been made on and as of said date, and the undersigned shall have performed and complied with all obligations, agreements and conditions herein required to be performed by the undersigned on or before the Closing.

                     (ii) All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the undersigned and the Company are subject.

       8. LEGEND. Each certificate for Shares will be imprinted with a legend in substantially the following form:

       "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR, IN THE OPINION OF COUNSEL, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED."

       9. BROKERS. The undersigned has not entered into any agreement to pay any broker's or finder's fee to any person with respect to this Agreement or the transactions contemplated hereby.

       10. FILING OF REPORTS. The Company will, so long as it has securities registered pursuant to Section 12 of the 1934 Act or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the SEC so that Rule 144 under the Securities Act or any successor provision thereto will be available to the security holders of the Company who are otherwise able to take advantage of the provisions of such Rule.

       11. WAIVER, AMENDMENT. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought, and any waiver, change, discharge or termination shall be effective only to the extent specifically set forth in such writing.

       12. ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

       13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

       14. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

       16. NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

              (a)    If to the Company, to it at the following address:

                        GalaGen Inc.
                        1275 Red Fox Road
                        Arden Hills, Minnesota 55112-6943
                        Attn:  Chief Executive Officer

              (b) If to the undersigned, the address set forth on the signature page hereto;

or at such other address as either party shall have specified by notice in writing to the other.

       17. BINDING EFFECT. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

       18. REGISTRATION RIGHTS. The Company and the undersigned agree that the undersigned shall have the benefit of the registration rights as set forth in the Registration Rights Agreement of even date herewith, in the form attached as Appendix A hereto (the "Registration Rights Agreement"), with respect to the Shares.

       19. SURVIVAL. All representations, warranties and covenants contained in this Agreement shall survive (i) the acceptance of the subscription by the Company and (ii) if the undersigned is an individual, the death or disability of the undersigned.

       20. NOTIFICATION OF CHANGES. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing of the purchase of the Shares pursuant to this Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.

       21. ENTIRE AGREEMENT. This Agreement, the Appendices hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

       22. SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       23. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to either party or its respective successors and assigns upon any breach, default or noncompliance of the other party hereto under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that all remedies, either under this Agreement, by law, or otherwise afforded to either party shall be cumulative and not alternative.

       24. PREVAILING PARTY. If legal action is brought by, or on behalf of, either party to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in connection therewith.

       IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement and Investment Letter this ____ day of ________________, 1999.




                                 -------------------------------------
                                 Signature


                                 -------------------------------------
                                 Print Name


                                 -------------------------------------
                                 Number and Street


                                 -------------------------------------
                                 City, State and Zip


                                 -------------------------------------
                                 Subscriber's Social Security
                                 or Tax Identification Number


                                 -------------------------------------
                                 Signature of Co-owner if applicable



If Joint Ownership, check one (all parties must sign above):

( )    Joint Tenants with          ( )    Tenants in Common
       Right of Survivorship

( )    Community Property

If Fiduciary, Corporation or Partnership, check one:

( )    Trust         ( ) Estate           ( )    Power of Attorney

( )    Corporation   ( ) Partnership

Accepted as of __________,1999


GALAGEN INC.


By:
    ----------------------------------------
   Name:
        ------------------------------------
   Title:
         -----------------------------------